PRICING SUPPLEMENT NO. 96-59 Dated August 20, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357




                        BENEFICIAL CORPORATION

                          Medium-Term Notes, Series H
                              (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series H, is 100% (as a percentage of Principal Amount). The Principal Amount, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                          Interest
Principal          Settlement            Maturity         Rate
Amount             Date                  Date             Per Annum


$20,000,000        August 25, 1997     August 26, 2004    6.77%